September 1, 2013

JPMorgan Trust II

270 Park Avenue

New York, NY 10017

Dear Sirs:

J.P. Morgan Investment Management Inc, JPMorgan Funds Management, Inc. and JPMorgan Distribution Services, Inc. (collectively, “J.P. Morgan Service Providers”) hereby agree to waive fees and/or expenses owed to each J.P. Morgan Service Provider or to reimburse each Fund listed on Schedule A for the time periods so indicated. The J.P. Morgan Service Providers will waive fees or reimburse to the extent total operating expenses exceed the rate of average daily net assets also indicated on Schedule A. This expense limitation does not include acquired fund fees and expenses, dividend expenses on securities sold short, interest, taxes, expenses related to litigation and potential litigation, extraordinary expenses not incurred in the ordinary course of the Funds’ business and expenses related to the J.P. Morgan Funds’ Board of Trustees deferred compensation plan.

The J.P. Morgan Service Providers understand and intend that the Funds will rely on this agreement in preparing and filing their registration statements on Form N-1A and in accruing the Funds’ expenses for purposes of calculating net asset value and for other purposes, and expressly permit the Funds to do so.

Please acknowledge acceptance on the enclosed copy of this letter.

Very truly yours,

J.P. Morgan Investment Management Inc.

JPMorgan Funds Management, Inc.

JPMorgan Distribution Services, Inc.

/s/ Patricia A. Maleksi
Patricia A. Maleski, Managing Director
By:

Accepted by:

JPMorgan Trust II

/s/ Joy C. Dowd
Joy C. Dowd, Treasurer
By:

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SCHEDULE A

Fund Name	Class	Fiscal Year End	Expense Cap	Expense Cap Period End
JPMorgan Intrepid Mid Cap Fund	Class A	June 30	1.15%	August 31, 2014
	Class B		1.79%
	Class C		1.79%
	Select		0.90%
JPMorgan High Yield Fund	Class A	Last Day of February	1.00%	August 31, 2014
	Class B		1.60%
	Class C		1.60%
	Select		0.85%
JPMorgan Investor Growth Fund	Class A	June 30	0.39%	August 31, 2014
	Class B		1.14%
	Class C		1.14%
	Select		0.14%
JPMorgan Investor Growth & Income Fund	Class A	June 30	0.39%	August 31, 2014
	Class B		1.14%
	Class C		1.14%
	Select		0.14%
JPMorgan Investor Balanced Fund	Class A	June 30	0.39%	August 31, 2014
	Class B		1.14%
	Class C		1.14%
	Select		0.14%
JPMorgan Investor Conservative Growth Fund	Class A	June 30	0.39%	August 31, 2014
	Class B		1.14%
	Class C		1.14%
	Select		0.14%

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